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                                                               Exhibit (21)

                List of Subsidiaries of AT&T Corp.
                             As of 1/31/96

                                                               Jurisdiction of
                                                               Incorporation

Alascom, Inc. .................................................Alaska
Actuarial Sciences Associates, Inc. ...........................Delaware
American Transtech, Inc. ......................................Delaware
AT&T Capital Corporation ......................................Delaware
AT&T Communications, Inc. .....................................Delaware
AT&T Communications of California, Inc. .......................California
AT&T Communications of Delaware, Inc. .........................Delaware
AT&T Communications of Hawaii, Inc. ...........................Hawaii
AT&T Communications of Illinois, Inc. .........................Illinois
AT&T Communications of Indiana, Inc. ..........................Indiana
AT&T Communications of Maryland, Inc. .........................Maryland
AT&T Communications of Michigan, Inc. .........................Michigan
AT&T Communications of the Midwest, Inc. ......................Iowa
AT&T Communications of the Mountain States, Inc. ..............Colorado
AT&T Communications of Nevada, Inc. ...........................Nevada
AT&T Communications of New England, Inc. ......................New York
AT&T Communications of New Hampshire, Inc. ....................New Hampshire
AT&T Communications of New Jersey, Inc. .......................New Jersey
AT&T Communications of New York, Inc. .........................New York
AT&T Communications of Ohio, Inc. .............................Ohio
AT&T Communications of the Pacific Northwest, Inc. ............Washington
AT&T Communications of Pennsylvania, Inc. .....................Pennsylvania
AT&T Communications of the South Central States, Inc. .........Delaware
AT&T Communications of the Southern States, Inc. ..............New York
AT&T Communications of the Southwest, Inc. ....................Delaware
AT&T Communications of Virginia, Inc. .........................Virginia
AT&T Communications of Washington, D.C. Inc. ..................New York
AT&T Communications of West Virginia, Inc. ....................West Virginia
AT&T Communications of Wisconsin, Inc. ........................Wisconsin
AT&T Credit Corporation .......................................Delaware
AT&T Istel....... .............................................United Kingdom
AT&T Microelectronica de Espana S.A. ..........................Spain
AT&T Nassau Metals Corporation ................................New York
AT&T Network Systems International B.V. .......................Netherlands
AT&T Paradyne Corporation .....................................Delaware
AT&T of Puerto Rico, Inc. .....................................New York
AT&T Universal Card Services Corporation ......................Delaware
AT&T Wireless Services, Inc. ..................................Delaware
LIN Broadcasting Corporation ..................................Delaware
LIN Television Corporation ....................................Delaware
Lucent Technologies Inc. ......................................Delaware
Lucent Technologies International Inc. ........................Delaware
NCR Corporation................................................Delaware